UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 16, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2014, SRP PrimeStar, L.L.C., (a wholly-owned subsidiary of the Company (as defined below)), Prime Asset Fund VI, LLC (“Prime”) and PrimeStar Fund I GP, L.L.C. entered into the Amended and Restated Limited Partnership Agreement, effective as of March 1, 2014 (the “Amended JV Partnership Agreement”), of PrimeStar Fund I, L.P, a joint venture in which Starwood Waypoint Residential Trust (the “Company”), owns, indirectly, at least 98.75% of the general partnership and limited partnership interests.

The joint venture owns all of the Company’s distressed and non-performing residential mortgage loans, and Prime, an entity managed by Prime Finance, is an asset manager that specializes in acquisition, resolution and disposition of distressed and non-performing residential mortgage loans. The Company and Prime previously formed the joint venture for the purposes of: (1) acquiring pools or groups of distressed and non-performing residential mortgage loans and homes either (A) from the sellers who acquired such homes through foreclosure, deed-in-lieu of foreclosure or other similar process or (B) through foreclosure, deed-in-lieu of foreclosure or other similar process; (2) converting distressed and non-performing residential mortgage loans to performing residential mortgage loans through modifications, holding such loans, selling such loans or converting such loans to homes; and (3) either selling homes or renting homes as traditional residential rental properties. Prime has contributed less than 1.26% of the cash equity to the joint venture (the “Prime Percentage Interest”), and Prime, in accordance with the Company’s instructions (which are based in part on the use of certain of the Company’s manager’s analytic tools), identifies potential distressed and non-performing residential mortgage loan acquisitions for the joint venture and coordinates the acquisition, resolution or disposition of any such loans for the joint venture. The Company’s distressed and non-performing residential mortgage loans are serviced by Prime’s team of asset managers or licensed third-party mortgage loan servicers. The Company has exclusive management decision making control with respect to various matters of the joint venture and control over all decisions of the joint venture through its veto power. The Company may elect, in its sole and absolute discretion, to delegate certain ministerial or day-to-day management rights related to the joint venture to employees, affiliates or agents of the Company or Prime.

The Company also has the exclusive right under the joint venture, exercisable in its sole and absolute discretion, to designate distressed and non-performing residential mortgage loans and homes as Rental Pool Assets. The Company will be liable for all expenses and benefit from all income from any Rental Pool Assets. The joint venture will be liable for all expenses and benefit from all income from all distressed and non-performing residential mortgage loans and homes segregated into Non-Rental Pool Assets. The Company has the exclusive right to transfer any Rental Pool Assets from the joint venture to itself, and the Company intends to exercise such right with respect to any homes held by the joint venture that the Company, in its sole and absolute discretion, has determined not to sell through the joint venture. Prime earns a one-time fee from the Company (the “Transfer Fee”), equal to a percentage of the value (as determined pursuant to the Amended JV Partnership Agreement) of the distressed and non-performing residential mortgage loans and homes the Company designates as Rental Pool Assets upon disposition or resolution of such assets. The percentage for calculation of the Transfer Fee for all Rental Pool Assets acquired:

(1)	prior to March 1, 2014 is 3%; and

(2)	on or after March 1, 2014 is:

(A)	2.5% if disposition or resolution occurs prior to the earlier of (i) the date that is two months prior to the expected disposition date for such asset (as originally determined at the time of acquisition of such asset) or (ii) the date that is the end of 80% of the expected disposition period for such asset (as originally determined at the time of acquisition of such asset);

(B)	2% if disposition or resolution occurs within the longer of the period that is: (i) the two months before through the two months following the expected disposition date for such asset (as originally determined at the time of acquisition of such asset) or (ii) the period commencing during the final 20% of the expected disposition period for such asset (as originally determined at the time of acquisition of such asset) and ending an equal number of days after the related expected disposition date; or

(C)	1% if disposition occurs later than the end of the longer of the two periods in the foregoing clause (B) for such asset.

In connection with the asset management services that Prime provides to the joint venture’s Non-Rental Pool Assets, the joint venture pays Prime a monthly asset management fee in arrears for all Non-Rental Pool Assets acquired:

(1)	prior to March 1, 2014 equal to 0.167% of the aggregate net asset cost to the joint venture of such assets then existing; and

(2)	on or after March 1, 2014 equal to:

(A)	if the aggregate net asset cost to the joint venture of such assets then existing is $350 million or less, (i) 0.0125% of the aggregate net asset cost to the joint venture of the performing loans (i.e., at least 6 consecutive months of timely payments) then existing plus (ii) 0.0833% of aggregate net asset cost to the joint venture of the assets then existing but not included in the preceding clause (A)(i) minus (iii) the pro rata portion of a month such assets that are sold, repaid or converted to Rental Pool Assets during the course of a calculation month; or

(B)	if the aggregate net asset cost to the joint venture of such assets then existing is $350 million or more, (i) 0.0125% of the aggregate net asset cost to the joint venture of the performing loans (i.e., at least 6 consecutive months of timely payments) then existing plus (ii) 0.05% of aggregate net asset cost to the joint venture of the assets then existing but not included in the preceding clause (B)(i) minus (iii) the pro rata portion of a month such assets that are sold, repaid or converted to Rental Pool Assets during the course of a calculation month.

Prime’s portion of all cash flow or income distributions from the joint venture with respect to Non-Rental Pool Assets is calculated and distributed based upon defined subsets of Non-Rental Pool Assets referred to as “Legacy Acquisitions” (assets acquired prior to March 1, 2014) and “New Acquisition Tranches” (sequential groupings of assets acquired on or after March 1, 2014 aggregating to $500 million or greater in each case). Prime’s portion of cash flow or income is distributed in the following order and priority with respect the Legacy Acquisitions and each New Acquisition Tranche as follows: (1) Prime’s Percentage Interest until the Company and Prime realize through distributions a 10% IRR (as defined in the Amended JV Partnership Agreement) on such Legacy Acquisitions or a New Acquisition Tranche, as applicable; (2) 20% of any remaining distributable funds until the Company and Prime realize through distributions a cumulative 20% IRR on such Legacy Acquisitions or a New Acquisition Tranche, as applicable; and (3) 30% of any remaining distributable funds from such Legacy Acquisitions or a New Acquisition Tranche, as applicable. Notwithstanding the foregoing, the Amended JV Partnership Agreement provides that (so long as sufficient cash flow exists) the Company realize a minimum aggregate distributions of a cumulative 10% IRR, and if such minimum aggregate distribution level is not realized pursuant to the distribution order and priority described in the prior sentence, Prime’s cash flow is reduced to permit the Company to realize such minimum aggregate distribution level. All other funds distributed by the joint venture with respect to Non-Rental Pool Assets are distributed to the Company.

The foregoing summary of the Amended JV Partnership Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amended JV Partnership Agreement. A copy of the Amended JV Partnership Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Limited Partnership Agreement of PrimeStar Fund I, L.P., dated as of December 16, 2014 and Effective as of March 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: December 22, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Limited Partnership Agreement of PrimeStar Fund I, L.P., dated as of December 16, 2014 and Effective as of March 1, 2014